Exhibit 10.7
AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT
THIS AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT, dated as of January 1, 2016 (this “Amendment”), is made to the Limited Liability Company Agreement, dated as of June 29, 2007 (as amended, the “Agreement”), by and among Varietal Distribution Holdings, LLC, a Delaware limited liability company and each of the unitholders party thereto. Terms used and not otherwise defined herein have the meanings accorded to such terms in the Agreement.
1. Amendments. The Agreement is hereby amended as follows:
(a) The definition of “Class A Preferred Yield” set forth in Article I of the Agreement is hereby removed and replaced with the following revised definition:
“Class A Preferred Yield” means, with respect to each Class A Preferred Unit, the amount accruing on such Class A Preferred Unit on a daily basis, at a rate equal to the Yield Rate then in effect, compounded on the last day of each calendar quarter, on (a) the Class A Preferred Unreturned Capital of such Class A Preferred Unit plus (b) the Class A Preferred Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class A Preferred Yield with respect to such Class A Preferred Unit for the portion of the quarterly period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.
(b) The following new definition is added (in the applicable alphabetical order) to Article I of the Agreement: “Yield Rate” means (i) for periods prior to January 1, 2016, 8% per annum and (ii) for periods on and after January 1, 2016, 4% per annum.
For the avoidance of doubt, the foregoing amendments are intended to change the rate of accrual of Class A Preferred Yield for periods from and after January 1, 2016 but are not intended to change the amount of accrued and unpaid Class A Preferred Yield for periods prior to January 1,2016.
2. Full Force and Effect. Except as expressly amended or modified hereby, the Agreement shall and does remain in full force and effect.
3. Construction, etc. This Amendment shall be construed in accordance with the Agreement.
4. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.
* * * *

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Limited Liability Company Agreement as of the date first written above.

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Nicholas W. Alexos
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-C, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Nicholas W. Alexos
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Nicholas W. Alexos
Its:	Managing Director

MDCP CO-INVESTORS (VARIETAL), L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Nicholas W. Alexos
Its:	Managing Director

MDCP CO-INVESTORS (VARIETAL-2), L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Nicholas W. Alexos
Its:	Managing Director